Exhibit 99.1

Jazz Pharmaceuticals Enters Definitive Agreement

to Acquire EUSA Pharma

Terms include $650 million in cash plus a potential $50 million milestone payment

Transaction would be immediately accretive to Jazz Pharmaceuticals’ adjusted EPS

Transaction would add significant U.S. marketed product, Erwinaze™ (asparaginase Erwinia chrysanthemi), a life-saving treatment for a form of leukemia that primarily affects children

Combined company to market diversified product portfolio in U.S. and Europe

Investor conference call to be held today, April 26 at 5:00 PM EDT

DUBLIN and LANGHORNE, PA, April 26, 2012 /PRNewswire/ — Jazz Pharmaceuticals plc (Nasdaq: JAZZ) and EUSA Pharma Inc. today announced that the companies have signed a definitive agreement under which Jazz Pharmaceuticals has agreed to acquire EUSA Pharma, a privately-held, specialty pharmaceutical company with headquarters in the United States and United Kingdom, for $650 million in cash1 and a potential $50 million milestone payable in cash based upon its lead product, Erwinaze™ (asparaginase Erwinia chrysanthemi), achieving a specified U.S. net sales target in 2013.

The transaction would provide Jazz Pharmaceuticals with an expanded portfolio of specialty pharmaceutical products and an enhanced commercial platform, incorporating EUSA Pharma’s specialty commercial infrastructure in the United States and Europe and its international distribution network. The combined organization’s portfolio would have products marketed in the U.S. and Europe, including Erwinaze, a life-saving treatment for patients with acute lymphoblastic leukemia (ALL). The transaction is expected to be immediately accretive to Jazz Pharmaceuticals’ adjusted earnings per share upon closing in 2012 and in 2013 is expected to provide additional revenue of $210 to $230 million, additional adjusted EBITDA of $75 to $85 million, and an additional $0.75 to $0.85 in adjusted earnings per share.

“EUSA Pharma is a compelling strategic fit with our specialty focus and commercial expertise, and furthers our mission to improve patients’ lives by delivering therapies that address serious unmet medical needs,” said Bruce C. Cozadd, chairman and chief executive officer of Jazz Pharmaceuticals. “This transaction would expand our global footprint and marketed product portfolio to include Erwinaze, a treatment for a life-threatening form of leukemia, as well as other highly specialized products. Our organizations are highly complementary, and we look forward to working with our new colleagues to build an even stronger rapidly-growing company.”

“The combination of Jazz Pharmaceuticals and EUSA Pharma would bring together two highly successful businesses, with teams who are passionate about providing patients with access to vital specialty therapies,” said Bryan Morton, founder, president and chief executive officer of EUSA Pharma. “There is a strong fit between our two companies’ products, people and values, and the combination would represent a positive transaction for the patients we serve, our collective employees and our shareholders. As a larger and stronger combined organization, we would have greater resources to continue our growth toward becoming a leader in the specialty pharmaceutical sector, bringing our medicines to patients worldwide.”

EUSA Pharma is a specialty pharmaceutical company founded in 2006, with a portfolio of 10 oncology, critical-care and oncology supportive care products currently marketed directly in the U.S. and Europe and via distributors in other countries. The company’s first quarter 2012 net sales were approximately $46 million. Its largest product is Erwinaze, developed as a treatment option for patients with ALL who are hypersensitive to E. coli-derived asparaginase. Approximately 3,600 people younger than 20 years are diagnosed with ALL each year, with a peak incidence between ages 2-5 in the United States.2,3 Erwinaze was approved by the U.S. Food and Drug Administration in November 2011, and has orphan drug exclusivity through November 2018 and biologic data exclusivity through 2023. In addition, it is currently approved in seven countries outside the U.S., where it is marketed by EUSA Pharma under the trade name Erwinase®.

In addition to ongoing development to expand the available methods of Erwinaze administration to include IV delivery, EUSA Pharma’s pipeline includes two additional drug candidates: Asparec®, a pegylated recombinant Erwinia asparaginase currently in phase I development in Europe for the treatment of ALL in patients with hypersensitivity to standard-of-care E. coli-derived asparaginase therapy; and Leukotac® (inolimomab), an anti-CD25 monoclonal antibody in a phase III pivotal study in Europe for treatment of steroid-refractory acute graft versus host disease.

EUSA Pharma’s other products in the U.S. are Caphosol® (supersaturated calcium phosphate rinse), ProstaScint® (capromab pendetide) and Quadramet® (Samarium Sm 153 Lexidronam Injection). Outside the U.S., EUSA Pharma’s principal products are Caphosol®, Collatamp® (lyophilized collagen implant impregnated with the aminoglycoside antibiotic gentamicin), Fomepizole® (fomepizole), Kidrolase® (Escherichia coli L-asparaginase), and Xenazine® (tetrabenazine).

EUSA Pharma has approximately 180 employees, with operations in the U.S. (Langhorne, PA) and Europe (including offices in Oxford, UK and Lyon, France). EUSA Pharma’s Founder, President and Chief Executive Officer, Bryan Morton, would remain with the organization with responsibility for the new international operations.

Transaction Close and Financing

The proposed acquisition, which has been approved by the boards of directors of both companies and the stockholders of EUSA Pharma, is subject to the satisfaction of customary closing conditions and regulatory approvals, including antitrust approval in the U.S. The proposed acquisition is not subject to approval by the shareholders of Jazz Pharmaceuticals. The closing of the transaction is anticipated to occur in June 2012.

Jazz Pharmaceuticals expects to finance the transaction with a combination of cash on hand and proceeds from a new $500 million term loan for which Barclays Bank PLC has provided a binding commitment letter. The commitment letter also provides for an additional $100 million revolving credit facility. The commitment to provide the term loan and revolving credit facility is subject to the satisfaction of customary conditions.

Advisors

Jazz Pharmaceuticals’ financial advisor for the transaction is Barclays, and its primary legal advisors are Cooley LLP, Baker & McKenzie and A&L Goodbody (Dublin).

EUSA Pharma’s financial advisor for the transaction is Morgan Stanley, and its primary legal advisor is K&L Gates. EUSA Pharma’s stockholders include Essex Woodlands, 3i, Advent Venture Partners, SV Life Sciences, TVM Capital, NeoMed and NovaQuest.

Conference Call Information

Jazz Pharmaceuticals will host a conference call and live audio webcast today at 5:00 pm EDT/10:00 pm IST to discuss this transaction and comment on Xyrem® (sodium oxybate) first quarter performance. The live webcast may be accessed from the Investors section of the company’s website at www.jazzpharmaceuticals.com. Please connect to the website prior to the start of the conference call to ensure adequate time for any software downloads that may be necessary. Investors may participate in the conference call by dialing 877-210-9834 in the U.S., or 779-232-1729 outside the U.S., and entering passcode 75780843.

About Jazz Pharmaceuticals

Jazz Pharmaceuticals plc is a specialty biopharmaceutical company focused on improving patients’ lives by identifying, developing and commercializing products that address unmet medical needs. The company has a diverse portfolio of products in the areas of narcolepsy, pain, psychiatry and women’s health. The company’s marketed products in these areas include: Xyrem® (sodium oxybate), Prialt® (ziconotide intrathecal infusion), FazaClo® (clozapine USP) HD and LD, Luvox CR® (fluvoxamine maleate) and Elestrin® (estradiol gel 0.06%).

About EUSA Pharma

EUSA Pharma is a transatlantic specialty pharmaceutical company focused on oncology, oncology supportive care and critical care products. The company has an established commercial infrastructure in the U.S., a pan-European presence and a wider distribution network in numerous additional territories. EUSA Pharma currently has a portfolio of specialist hospital products which are sold in over 80 countries globally. These include Erwinase/Erwinaze and Kidrolase® for the treatment of ALL, Caphosol® for the treatment of oral mucositis, a common and debilitating side-effect of radiation therapy and high dose chemotherapy, Collatamp®, a surgical implant impregnated with the antibiotic gentamicin, ProstaScint® for imaging the extent and spread of prostate cancer and Quadramet® for the treatment of pain in patients whose cancer has spread to the bones. EUSA Pharma also has several product candidates in development.

About Erwinaze

Erwinaze is an asparaginase enzyme that depletes the level of asparagine in the bloodstream. Asparagine is essential for cell growth, and its removal from the blood inhibits the growth of cells associated with acute lymphoblastic leukemia. Asparaginase products are derived from bacteria, and approximately 15—20% of patients develop hypersensitivity to modern products derived from Escherichia coli, preventing their continued treatment.4,5,6 Erwinaze, which is produced by Erwinia chrysanthemi, is immunologically distinct from these therapies and is suitable for patients with hypersensitivity to E. coli-derived treatments. Erwinaze was originally discovered by the UK Health Protection Agency. The U.S. FDA approved Erwinaze in November 2011.

Indication and Usage: Erwinaze is indicated as a component of a multi-agent chemotherapeutic regimen for the treatment of patients with acute lymphoblastic leukemia (ALL) who have developed hypersensitivity to E. coli-derived asparaginase.

Important Safety Information

Contraindications: History of serious hypersensitivity reactions to Erwinaze, including anaphylaxis or history of serious pancreatitis, serious thrombosis or serious hemorrhagic events with prior L-asparaginase therapy.

Warnings and Precautions: Discontinue Erwinaze if serious hypersensitivity reactions, including anaphylaxis or severe or hemorrhagic pancreatitis occur. Warnings include: monitor glucose (intolerance may not be reversible; insulin may be needed for hyperglycemia); thrombosis and hemorrhage: discontinue until resolved. Do not use in lactating women and use in pregnant women only if clearly needed.

Common Adverse Reactions ≥ 1%: Serious hypersensitivity including anaphylaxis, pancreatitis, and abnormal transaminases, coagulation abnormalities (thrombosis, hemorrhage), nausea, vomiting, and hyperglycemia.

Please see full prescribing information available at www.erwinaze.com.

Non-GAAP Financial Measures

In this press release, Jazz Pharmaceuticals uses the non-GAAP measures adjusted EBITDA and adjusted earnings per share. Jazz Pharmaceuticals believes these non-GAAP financial measures are helpful in understanding its past financial performance and its potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Jazz Pharmaceuticals’ management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Compensation of Jazz Pharmaceuticals’ employees is based in part on the performance of its business based on these non-GAAP measures. In addition, Jazz Pharmaceuticals believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period. Investors should note that adjusted EBIDTA and adjusted earnings per share, as used by Jazz Pharmaceuticals, may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by Jazz Pharmaceuticals’ competitors and other companies.

This press release contains forward-looking estimates of adjusted EBITDA and adjusted earnings per share contributions resulting from the proposed business combination. As used in this press release, with respect to estimated adjusted earnings per share contribution resulting from the proposed business combination, adjusted earnings per share excludes from GAAP net income per diluted share: stock-based compensation, amortization of intangible assets, transaction and integration costs and inventory purchase price adjustments associated with the proposed business combination between Jazz Pharmaceuticals plc and EUSA Pharma, and non-cash interest expense associated with a debt discount and debt issuance costs. With respect to estimated adjusted EBITDA contribution resulting from the proposed business combination, Jazz Pharmaceuticals defines adjusted EBITDA as GAAP net income before interest, income taxes, depreciation and amortization, excluding stock-based compensation, transaction and integration costs and inventory purchase price adjustments associated with the proposed business combination between Jazz Pharmaceuticals and EUSA Pharma. Reconciliations of estimated adjusted EBITDA and adjusted earnings per share contributions to GAAP net income is not provided because GAAP net income generated by the EUSA Pharma operations for the applicable future period is not accessible or estimable at this time. In this regard, Jazz Pharmaceuticals has not yet completed the necessary valuation of the various assets to be acquired in the proposed acquisition, for accounting purposes, or an allocation of the purchase price among the various types of assets. In addition, the final interest and debt expense associated with the transactions contemplated by the commitment letter have not been finalized and are therefore unavailable. Accordingly, the amount of depreciation and amortization and interest and debt expense that will be included in the additional GAAP net income assuming the proposed acquisition is consummated is not accessible or estimable at this time, and is therefore not available without unreasonable effort. The amount of such additional resulting depreciation and amortization and applicable interest and debt expense could be significant, such that actual GAAP net income would vary substantially from the estimated adjusted EBITDA and estimated adjusted EPS contributions included in this presentation.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements, including, but not limited to, statements related to the anticipated consummation of the acquisition of EUSA Pharma and the timing and benefits thereof, the expected financing for the acquisition, the combined company’s, and each respective company’s plans, objectives, expectations (financial or otherwise) and intentions, future financial results and growth potential, anticipated product portfolio and pipeline opportunities, future regulatory matters, and other statements that are not historical facts. These forward-looking statements are based on Jazz Pharmaceuticals’ current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to Jazz Pharmaceuticals’ ability to complete the acquisition on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of closing conditions and the availability and terms of the financing for the acquisition; risks associated with business combination transactions, such as the risk that acquired businesses will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; risks related to future opportunities and plans for the combined company, including uncertainty of the expected financial performance and results of the combined company following completion of the proposed acquisition; disruption from the proposed acquisition, making it more difficult to conduct business as usual or maintain relationships with customers, employees or suppliers; the calculations of, and factors that may impact the calculations of, the purchase price in connection with the proposed acquisition and the allocation of such purchase price to the net assets acquired in accordance with applicable accounting rules and methodologies and the possibility that if Jazz Pharmaceuticals does not achieve the perceived benefits of the previously completed Azur Pharma merger and/or the proposed acquisition of EUSA Pharma as rapidly or to the extent anticipated by financial analysts or investors, the market price of Jazz Pharmaceuticals’ ordinary shares could decline; as well as other risks related Jazz Pharmaceuticals’ business, including dependence on sales of Xyrem® and the ability to increase sales of Jazz Pharmaceuticals’ products; competition, including potential generic competition; dependence on single source suppliers and manufacturers; the ability of Jazz Pharmaceuticals to protect its intellectual property and defend its patents; regulatory obligations and oversight; cash flow; and those other risks detailed from time to time under the caption “Risk Factors” and elsewhere in Jazz Pharmaceuticals plc’s SEC filings and reports (Commission File No. 001-33500), including in the Annual Report on Form 10-K for the year ended December 31, 2011 filed with the SEC on behalf of, and as successor to, Jazz Pharmaceuticals, Inc. Jazz Pharmaceuticals undertakes no duty or obligation to update any forward-looking statements contained in this press release as a result of new information, future events or changes in its expectations.

References

1.	Subject to working capital adjustments

2.	SEER Stat Fact Sheets: Acute Lymphocytic Leukemia. Available Online. Information: It is estimated that 6,050 men and women (3,450 men and 2,600 women) will be diagnosed with and 1,440 men and women will die of acute lymphocytic leukemia in 2012. From 2005-2009, the median age at diagnosis for acute lymphocytic leukemia was 14 years of age. Approximately 59.8% were diagnosed under age 20

3.	Swensen AR, Ross JA, Severson RK, Pollock BH, Robison LL. The age peak in childhood acute lymphoblastic leukemia: exploring the potential relationship with socioeconomic status. Cancer. 1997 May 15;79(10):2045-51. [http://www.ncbi.nlm.nih.gov/pubmed/9149034]

4.	Woo MH, Hak LJ, Storm MC et al. Hypersensitivity or development of antibodies to asparaginase does not impact treatment outcome of childhood acute lymphoblastic leukemia. J Clin Oncol 2000;18:1525–1532

5.	Vrooman LM, Supko JG, Neuberg DS et al. Erwinia asparaginase after allergy to E. coli asparaginase in children with acute lymphoblastic leukemia. Pediatr Blood Cancer 2010;54:199–205

6.	Wang B, Relling MV, Storm MC et al. Evaluation of immunologic crossreaction of antiasparaginase antibodies in acute lymphoblastic leukemia (ALL) and lymphoma patients. Leukemia 2003;17:1583–1588

Contact

Ami Knoefler

Executive Director, Investor Relations & Corporate Communications

Jazz Pharmaceuticals plc

International:       + 353 1 638 1032

U.S.:                    + 1 650 496 2947

Email:                  ami.knoefler@jazzpharma.com